Exhibit 99.2

Prestige Consumer Healthcare Announces Agreement to Acquire Breathe Right®, the Leader in Nasal Strips

-	Entered agreement to acquire a portfolio of brands with revenue of $200 million and EBITDA of $95 million

-	Breathe Right is an iconic and category-leading brand with strong margins and cash flow generation

-	Acquisition reinforces Prestige’s long-term organic growth algorithm

-	Transaction expected to close in Prestige’s first half fiscal 2027

TARRYTOWN, N.Y., March 20, 2026 (GLOBE NEWSWIRE) – Prestige Consumer Healthcare Inc. (the “Company” or “Prestige”) (NYSE: PBH) today announced that it has entered into a definitive agreement to acquire the Breathe Right® brand and certain other brands from Foundation Consumer Healthcare for $1.045 billion, or approximately $900 million net of anticipated tax benefits valued at $150 million.

Breathe Right®, created in the 1990s, is an iconic #1 brand synonymous with the nasal strip category and represents expansion into a new category for Prestige. Its drug-free nasal strips serve multiple consumer “better breathing” needs, such as sleep wellness, snoring, athletic performance, allergy relief, congestion relief and more. The brand is widely distributed throughout the United States, where it holds the leading position in the category, and is sold internationally, mainly concentrated in Europe, with further growth opportunity. The acquired portfolio also includes other established brands with loyal consumer followings, such as Dimetapp®, the #1 most trusted children’s cough and cold relief brand by pharmacists.

“Today’s acquisition fits squarely within our disciplined M&A framework and the Breathe Right brand enhances our portfolio over the long-term. With its strong consumer awareness, Breathe Right is a trusted, multi-use consumer health solution in the attractive and growing sleep and better-breathing categories, with solid opportunity for long-term brand building. Similar to our approach with brands like Dramamine® in motion sickness, we’re acquiring a brand that is synonymous with its category, providing a strong foundation for sustained growth,” said Ron Lombardi, Chairman, President, and CEO of Prestige Consumer Healthcare.

“Operationally, the business uses a proven, asset-light model whose distribution channels and supplier relationships align well to our current business. Financially, the acquisition is highly attractive with strong margins, and we anticipate it to be accretive to gross and EBITDA margins as well as to EPS. These attributes are expected to drive incremental free cash flow that will enable rapid deleveraging towards the Company’s long-term leverage target,” he concluded.

Financial Highlights

•	Attractive financial profile, with approximately $200 million of revenue and approximately $95 million of EBITDA over the twelve months ended December 31, 2025

•	Breathe Right represents approximately two-thirds of the acquired portfolio’s revenue and profitability and will be the largest brand in Prestige’s portfolio

•	Remaining portfolio is highlighted by Dimetapp® and Anbesol®, two long-standing brands in the children’s cold relief and oral pain relief categories, respectively

•	Reinforces Prestige’s long-term organic sales growth target of 2-3%

•	Immediately accretive to Prestige’s gross and EBITDA margins

•	Attractive valuation of 11.0x EBITDA, or approximately 9.5x EBITDA net of anticipated tax benefits, reflecting the benefit of the $150 million estimated present value of future tax savings

•	Expected pro-forma bank-defined net leverage of approximately 4.0x at closing, and a clear path to return to below 3.0x net leverage (the Company’s long-term leverage target) in fiscal 2028 driven by strong free cash flow generation

Transaction Details

The Company plans to finance the acquisition with cash on hand and a new Term Loan credit facility. The transaction is expected to close during the first half fiscal 2027, subject to certain closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act of 1976.

Conference Call

Management will hold a webcast to discuss the acquisition today March 20 at 8:30 a.m. ET. To participate in the conference call via phone, participants may register for the call https://register-conf.media-server.com/register/BI71764f2c050644d683803751ec7960c4 to receive dial-in details and a unique pin. The webcast can be accessed at www.prestigeconsumerhealthcare.com. A slide presentation will accompany the call and can be accessed from the Investors section of the Company’s website, www.prestigeconsumerhealthcare.com.

Non-GAAP and Other Financial Information

In addition to financial information reported in accordance with generally accepted accounting principles (GAAP), this press release presents acquisition EBITDA which is a non-GAAP financial measure and represents earnings before interest, taxes, depreciation and amortization, as adjusted. Management believes the presentation of EBITDA provides useful additional information to investors about scale of operations in relation to Prestige. Net leverage ratio reflects net debt / covenant-defined EBITDA.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "outlook," “anticipate,” "may," "will," "would," “believe,” "expect," “opportunity,” "enable,” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the timing of the closing of the acquisition; the tax benefits from the acquisition; the Company’s ability to expand the acquired brand portfolio and create growth; the impact of the acquisition on the Company’s gross margin, EBITDA margin, free cash flow, organic sales growth, and net leverage; and the Company’s ability to rapidly delever. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of business, financial market and economic conditions, including as a result of interest rates, market volatility, evolving U.S. and international tariffs and trade actions, inflation and geopolitical instability, consumer trends, the impact of the Company’s advertising and marketing and new product development initiatives, customer inventory management initiatives, fluctuating foreign exchange rates, competitive pressures, the ability to meet the acquisition’s closing conditions, and the ability of the Company’s manufacturing operations and third party manufacturers and logistics providers and suppliers to meet demand for its products and to avoid inflationary cost increases and disruption. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2025 and other periodic reports filed with the Securities and Exchange Commission.

Advisors

Citi is acting as exclusive advisor to Prestige on the transaction and Alston & Bird is acting as legal advisor. Canaccord Genuity LLC is acting as exclusive financial advisor to Foundation Consumer Healthcare on the transaction and Skadden, Arps, Slate, Meagher & Flom is acting as legal advisor.

About Prestige Consumer Healthcare Inc.

Prestige Consumer Healthcare is a leading consumer healthcare products company with sales throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® and TheraTears® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden's® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Investor Relations Contact

Phil Terpolilli, CFA, 914-524-6819

irinquiries@prestigebrands.com

Source: Prestige Consumer Healthcare Inc.